Exhibit 99.1

Customers Bancorp SM

1015 Penn Avenue

Wyomissing, PA 19610

Contacts:

Jay Sidhu, Chairman & CEO 610-935-8693

Richard Ehst, President & COO 610-917-3263

Investor Contact:

James D. Hogan, CFO 484-359-7113

CUSTOMERS BANCORP ANNOUNCES $25 MILLION SENIOR NOTES OFFERING

WYOMISSING, PA – July 22, 2013 – Customers Bancorp, Inc. (Nasdaq: CUBI) (“Customers”), the holding company of Customers Bank, today announced that it has commenced an underwritten public offering of $25 million non-callable five-year senior notes, with interest payable quarterly. Customers expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the aggregate principal amount of the senior notes sold in the offering, solely to cover over-allotments, if any. The interest rate and certain other terms of the senior notes and the offering will be determined at the time of pricing. The offering is subject to market conditions, and there can be no assurance as to whether the offering will be completed, or as to the actual size or terms of the offering.

Customers intends to use the net proceeds from the offering to invest in Customers Bank, fund our organic growth and for working capital and other general corporate purposes. Customers may also use a portion of the net proceeds to pursue acquisitions or investments in its current and prospective markets.

Janney Montgomery Scott and Boenning & Scattergood, Inc. are acting as joint book-running managers for the offering.

A shelf registration statement relating to the public offering of the senior notes was filed previously by Customers with the Securities and Exchange Commission (“SEC”) and is effective. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained, when available, from Janney Montgomery Scott LLC, Attention: Fixed Income Capital Markets, 1717 Arch Street, Philadelphia, PA 19103 or by emailing prospectus@janney.com; or Boenning & Scattergood, Inc., Attention: Fixed Income Capital Markets, 4 Tower Bridge, 200 Barr Harbor Drive, West Conshohocken, PA 19428, (800) 883-1212 or by emailing prospectus@boenninginc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Customers, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Customers Bancorp, Inc. and Customers Bank

Customers Bancorp, Inc., based in Wyomissing, Pennsylvania, is a bank holding company for Customers Bank. Customers Bank is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania. Customers Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation (“FDIC”). With assets of approximately $3.8 billion at June 30, 2013, Customers Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through branch and office locations in Pennsylvania, New York, New Jersey, Rhode Island and Massachusetts.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.